As filed with the Securities and Exchange Commission on August 25, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCREDO HEALTH, INCORPORATED

(Exact Name of Company as Specified in its Charter)

Delaware (State of incorporation of Organization)	62-1642871 (Employer Identification Number)

100 Parsons Pond Drive

Franklin Lakes, New Jersey 07417

(Address of Principal Executive Offices)

(201) 269-3400

(Registrant’s telephone number, including area code)

Accredo Health, Incorporated 2002 Long-Term Incentive Plan

(Full title of the plan)

Edward C. Fargis

Secretary

100 Parsons Pond Drive

Franklin Lakes, New Jersey 07417

(201) 269-3400

(Name and address, including zip code, and telephone number,

including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

The Registration Statement on Form S-8 (Registration No. 333-122067) (the “Registration Statement”) of Accredo Health, Incorporated (the “Company”) pertaining to 3,000,000 shares of common stock of the Company to which this Post-Effective Amendment No. 1 relates became effective on January 14, 2005.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, County of Bergen, State of New Jersey, on the 25th day of August, 2005.

ACCREDO HEALTH, INCORPORATED

By:	/S/ EDWARD C. FARGIS
Name:	EdwardC. Fargis
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kenny Klepper Kenny Klepper	President (Principal Executive Officer)	August 25, 2005

/s/ Laizer Kornwasser Laizer Kornwasser	Treasurer and Director (Principal Financial and Accounting Officer)	August 25, 2005

/s/ Edward C. Fargis Edward C. Fargis	Secretary and Director	August 25, 2005

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